UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 3, 2008
 (Date of earliest event reported: December 31, 2007)

Phoenix International Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-140257	20-8018146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 Carry Way, Carson City, NV	89706
(Address of principal executive offices)	(Zip Code)

(775) 882-9700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following  provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02                       Unregistered Sales of Equity Securities

On December 31, 2007, the Company consummated the sale of an aggregate of 650,143 shares of common stock and 325,072 warrants to purchase common stock to 14 unaffiliated investors (12 of whom were non-accredited) and to one affiliated investor.  This offering resulted in gross proceeds of $455,100, including the $140,000 conversion discussed below. The affiliated investor was Zahir Teja, the Company’s President who converted $140,000 of the $509,000 owed to him to a subscription on the same terms as the unaffiliated investors.  The offering was made pursuant to Rule 505 of Regulation D.  There was no underwriter involved in the transaction.  The Warrants are exercisable for a period of two years at an exercise price of $1.00 per share.  The Company intends to use the proceeds for working capital.

Item 9.01        Financial Statements and Exhibits.

(d)               Exhibits
The following document is included as an exhibit to the Form 8-K.

Exhibit
Number	Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Conversion Agreement with Zahir Teja

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix International Ventures, Inc.

Date: January 3, 2008	By:	/s/ Zahir Teja
Zahir Teja
President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Conversion Agreement with Zahir Teja